Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp

ONE MANHATTAN WEST NEW YORK, NY 10001 TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com June 10, 2021

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Revolution Acceleration Acquisition Corp
1717 Rhode Island Avenue, NW 10th floor
Washington, D.C. 20036

RE:	Revolution Acceleration Acquisition Corp Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special United States counsel to Revolution Acceleration Acquisition Corp, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-4 (File No. 333-254539) filed by the Company on March 19, 2021 with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), as amended by Pre-Effective Amendment No. 1, filed on May 14, 2021, and Pre-Effective Amendment No. 2, to be filed on the date hereof (as so amended, the “Registration Statement”), by the Company with the Commission under the Securities Act, relating to the registration of 225,000,000 shares (the “Registered Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), that may become issuable upon the consummation of the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of February 23, 2021, (the “Merger Agreement”) by and among the Company, Pickup Merger Corp, a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub”), and Berkshire Grey, Inc., a Delaware corporation (“Berkshire Grey”). Pursuant to Merger Agreement, Merger Sub will merge with and into Berkshire Grey, with Berkshire Grey surviving the merger as a direct wholly owned subsidiary of the Company.

In this opinion, we refer to the Company following effectiveness of the Merger as “New Berkshire Grey.” Subject to the terms and conditions of the Merger Agreement, upon the effective time of the Merger (the “Effective Time”), among other things, each issued and outstanding share of common stock, par value $0.001 per share, of Berkshire Grey (“Berkshire Grey Common Stock”), other than (i) any such shares held in the treasury of Berkshire Grey and (ii) any shares held by stockholders of Berkshire Grey who have perfected and not withdrawn a demand for appraisal rights, will be canceled and converted into the right to receive a number of newly issued shares of Common Stock equal to (x) $2,250,000,000 divided by (y) the number of shares of Aggregate Fully Diluted Company Stock (as defined in the Merger Agreement), with fractional shares rounded down to the nearest whole share (the “Merger Consideration”). Additionally, at the Effective Time, each outstanding option to acquire Berkshire Grey Common Stock and each award of restricted Berkshire Grey Common Stock will be converted into the right to receive an option relating to shares of Common Stock and an award of restricted shares of Common Stock, as applicable, upon substantially the same terms and conditions, including with respect to vesting and termination-related provisions, as existed prior to the Effective Time, except that the number of shares underlying such option and the exercise price and the number of shares subject to restricted stock awards, in each case, shall be determined as set forth in the Merger Agreement.

Revolution Acceleration Acquisition Corp

June 10, 2021

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of:

(a) the Registration Statement;

(b) a copy of the Merger Agreement, filed as Exhibit 2.1 to the Registration Statement;

(c) an executed copy of a certificate of John K. Delaney, Chief Executive Officer of the Company, dated as of the date hereof (the “Secretary’s Certificate”);

(d) the Second Amended and Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware on December 7, 2020 and pursuant to the Secretary’s Certificate and filed as Exhibit 3.1 to the Registration Statement (the “Current Certificate of Incorporation”);

(e) the form of Third Amended and Restated Certificate of Incorporation of New Berkshire Grey, certified pursuant to the Secretary’s Certificate and attached as Annex H to the joint proxy statement/prospectus included in the Registration Statement (the “A&R Certificate of Incorporation”), which, subject to approval by the stockholders of the Company and filing with the Secretary of State of the State of Delaware, will (i) amend and restate the Current Certificate of Incorporation and (ii) become effective prior to the issuance of any Registered Shares;

(f) the Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement and certified pursuant to the Secretary’s Certificate (the “Current Bylaws”);

(g) the form of Amended and Restated Bylaws of New Berkshire Grey, certified pursuant to the Secretary’s Certificate and attached as Annex I to the joint proxy statement/prospectus included in the Registration Statement (the “A&R Bylaws”), which have been approved by the board of directors of the Company and will (i) amend and restate the Current Bylaws and (ii) become effective prior to the issuance of any Registered Shares;

(h) the specimen Class A Common Stock Certificate of New Berkshire Grey, filed as Exhibit 4.5 to the Registration Statement (the “New Berkshire Grey Stock Certificate”);

(i) certain resolutions adopted by the board of directors of the Company, relating to, among other things, the Registration Statement and the Merger, certified pursuant to the Secretary’s Certificate; and

(j) a certificate from the Secretary of State of the State of Delaware, dated the date hereof, as to the existence and good standing of the Company in the State of Delaware.

Revolution Acceleration Acquisition Corp

June 10, 2021

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Merger Agreement.

In rendering the opinions stated herein, we have also assumed that (i) if issued in physical form, the certificates evidencing the Registered Shares will be signed by the authorized officers of the Company and registered by the transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Stock or, if issued in book-entry form, an appropriate account statement evidencing the Registered Shares credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent, (ii) the issuance of the Registered Shares will be properly recorded in the books and records of the Company and (iii) the issuance of the Registered Shares does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the A&R Certificate of Incorporation, the A&R Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020).

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the issuance of the Registered Shares has been duly authorized, and when (i) the Registration Statement becomes effective under the Securities Act and the Registered Shares are sold pursuant to such Registration Statement, (ii) the stockholders of the Company approve the Merger, (iii) the Merger is consummated in accordance with the Merger Agreement, (iv) the A&R Certificate of Incorporation is filed with the Secretary of State of the State of Delaware and such A&R Certificate of Incorporation becomes effective, (v) the A&R Bylaws become effective and (vi) the Registered Shares are issued and delivered in accordance with the terms of the Merger Agreement, the Registered Shares will be validly issued, fully paid and nonassessable under the DGCL.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP